As filed with the Securities and Exchange Commission on June 6, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549 - 1004


                                   FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             URBAN OUTFITTERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                             23-2003332
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                   URBAN OUTFITTERS 2000 STOCK INCENTIVE PLAN
                   ------------------------------------------
                            (Full title of the plan)

                           Richard A. Hayne, President
                             Urban Outfitters, Inc.
                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (215) 564-2313
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                  Please send copies of all communications to:

                           Walter J. Mostek, Jr., Esq.
                           Drinker Biddle & Reath LLP
                         Suite 300, 1000 Westlakes Drive
                         Berwyn, Pennsylvania 19312-2409

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                          Amount of shares to       Proposed maximum            Proposed maximum         Amount of
 Title of securities to     be registered       offering price per share    aggregate offering price    registration
     be Registered               (1)                       (2)                        (2)                   fee
-----------------------------------------------------------------------------------------------------------------------
Common Shares, par
value $.0001 per share     1,250,000 shares             $9.3125                 $11,640,625               $3,074
=======================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). The price and fee are computed based upon $9.3125, the average of the highest and lowest prices for the Common Shares reported on the NASDAQ National Market System on June 1, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
        (Not required to be filed as part of the Registration Statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Urban Outfitters, Inc. (the "Company" and the "Registrant") in connection with the filing of this Registration Statement under the Securities Act of 1933, as amended (the "Act"), hereby incorporates by reference the following documents:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000;

     (b) the description of the Company's Common Shares contained in the Registration Statement on Form 8-A filed on November 2, 1993 by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

     (c) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the date of the filing of the Company's Annual Report on Form 10-K for the fiscal year ending January 31, 2000.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Harry S. Cherken, Jr., a director of the Company, is a partner in Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in preparation of this Registration Statement. Mr. Cherken owns 8,000 shares of the Company's Common Shares and holds options to purchase 62,000 shares of the Company's Common Shares

Item 6. Indemnification of Directors and Officers.

     Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), sets forth the applicable standard of care for directors and officers. Section 1712 further provides that, in performing their duties, directors may rely in good faith on certain information, material and statements provided by officers of a corporation, certain professionals or experts and committees of the board upon which the director does not serve and that officers shall not be liable if they perform their duties in accordance with the applicable standard of care. Section 1713 of the BCL allows for a corporation's by-laws to provide that a director shall not be personally liable for any action taken unless the director has breached the applicable standard of care and such breach constituted self-dealing, willful misconduct or recklessness.

     Section 1741 of the BCL permits a corporation to indemnify its officers and directors for any expenses, judgments, fines and settlement amounts paid or incurred in the defense of third-party actions provided such individuals have met their applicable standard of care. Section 1743 of the BCL requires a corporation to indemnify its directors and officers for their expenses incurred in the successful defense of any third-party or derivative action. The Registrant's By-Laws require the Registrant to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Registrant, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgment, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act of failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following is a list of exhibits required by Item 601 of Regulation S-K to be filed as part of this Registration Statement:

4.1 Amended and Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 33-69378) filed on September 24, 1993.

4.2 Amended and Restated By-Laws of the Company are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 33-69378) filed on September 24, 1993.

5    Opinion of Drinker Biddle & Reath LLP

23.1 Consent of Arthur Andersen LLP

23.2 Consent of PricewaterhouseCoopers LLP

23.3 Consent of Drinker Biddle & Reath LLP (included in the opinion filed as
     Exhibit 5 hereto)

24   Powers of Attorney (see Signature Page)

Item 9. Undertakings.


     1. Undertaking Required by Regulation S-K Item 512(a).

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---- ----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Undertaking Required by Regulation S-K Item 512(b).

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

3. Undertaking Required by Regulation S-K Item 512(h).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 5, 2000.

                                        URBAN OUTFITTERS, INC.

                                        By: /s/ Richard A. Hayne
                                            -------------------------------
                                            Richard A. Hayne
                                            President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Hayne and Stephen A. Feldman and each of them singly as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, as fully to all intents and purpose as he or she might or could do in person, and hereby ratifying and confirming all that each of such attorney-in-fact and agent or any of them or his or her substitutes may do or cause to be done by virtue hereof.

Signature                           Title                                                     Date
---------                           -----                                                     ----
/s/ Richard A. Hayne                 Chairman of the Board of Directors and President      June 5, 2000
-------------------------------
Richard A. Hayne
(Principal Executive Officer)

/s/ Stephen A. Feldman               Chief Financial Officer                               June 5, 2000
-------------------------------
Stephen A. Feldman
(Principal Financial Officer)

/s/ Kenneth R. Bull                  Treasurer                                             June 5, 2000
-------------------------------
Kenneth R. Bull
(Principal Accounting Officer)

                                     Director
-------------------------------
Scott A. Belair

/s/ Harry S. Cherken, Jr.            Director                                              June 5, 2000
-------------------------------
Harry S. Cherken, Jr.

                                     Director
-------------------------------
Kenneth K. Cleeland

/s/ Joel S. Lawson III               Director                                              June 5, 2000
-------------------------------
Joel S. Lawson III

/s/ Burton M. Sapiro                 Director                                              June 5, 2000
-------------------------------
Burton M. Sapiro

                                  EXHIBIT INDEX




                                                                                  Page number in Rule 403
Exhibit                                                                           sequential numbering system
Number       Description of Exhibit                                               where Exhibit can be found
------       ----------------------                                               --------------------------
4.1          Amended and Restated Articles of Incorporation of the Company are
             incorporated by reference to Exhibit 3.1 of the Company's
             Registration Statement on Form S-1 (File No. 33-69378) filed on
             September 24, 1993.

4.2 Amended and Restated By-Laws of the Company are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 33-69378) filed on September 24, 1993.

5            Opinion of Drinker Biddle & Reath LLP                                            II-6

23.1         Consent of Arthur Andersen LLP                                                   II-7

23.1         Consent of PricewaterhouseCoopers LLP                                            II-8

23.2         Consent of Drinker Biddle and Reath LLP

24           Powers of Attorney (see Signature Page)